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                                 EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to The Ryland Group, Inc. 2000 Non-Employee Director Equity Plan of our report dated January 24, 2001, with respect to the consolidated financial statements of The Ryland Group, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                              /s/ ERNST & YOUNG LLP

Los Angeles, California
April 2, 2001